Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the 2002 Stock Option and Appreciation Rights Plan of Teletouch Communications, Inc., of our report dated August 15, 2003, with respect to the consolidated financial statements and schedule of Teletouch Communications, Inc., included in its Annual Report (Form 10-K) for the year ended May 31, 2003, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Dallas, Texas

September 15, 2003